                                 BY-LAWS

                                   OF

                    UNIVIEW TECHNOLOGIES CORPORATION

                                CONTENTS                         Page

ARTICLE I:     Principal Office

      1.1  Principal Office  . . . . . . . . . . . . . . . . . .   1
      1.2  Other Offices . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II:    Shareholders

      2.1  Place of Meeting. . . . . . . . . . . . . . . . . . .   1
      2.2  Annual Meeting . . . . . . . . . . . . . . . .  . . .   1
      2.3  Special Meeting . . . . . . . . . . . . . . . . . . .   1
      2.4  Notice . . . . . . . . . . . . . . . . . . . .  . . .   2
      2.5  Quorum  . . . . . . . . . . . . . . . . . . . . . . .   2
      2.6  Majority Vote . . . . . . . . . . . . . . . . . . . .   2
      2.7  Method of Vote  . . . . . . . . . . . . . . . . . . .   2
      2.8  Voting by Ballot  . . . . . . . . . . . . . . . . . .   3
      2.9  Action Without Meeting  . . . . . . . . . . . . . . .   3
      2.10 Telephone Meetings  . . . . . . . . . . . . . . . . .   3

ARTICLE III:   Directors

      3.1  Management, Number, Qualification, Election And Term.   4
      3.2  Vacancies . . . . . . . . . . . . . . . . . . . . . .   4
      3.3  Change in Number. . . . . . . . . . . . . . . . . . .   4
      3.4  Removal . . . . . . . . . . . . . . . . . . . . . . .   4
      3.5  Meeting . . . . . . . . . . . . . . . . . . . . . . .   4
      3.6  First Meetings. . . . . . . . . . . . . . . . . . . .   4
      3.7  Regular Meetings. . . . . . . . . . . . . . . . . . .   5
      3.8  Special Meetings. . . . . . . . . . . . . . . . . . .   5
      3.9  Attendance. . . . . . . . . . . . . . . . . . . . . .   5
      3.10 Majority Vote and Quorum. . . . . . . . . . . . . . .   5
      3.11 Committees. . . . . . . . . . . . . . . . . . . . . .   6
      3.12 Action Without Meeting. . . . . . . . . . . . . . . .   6
      3.13 Compensation. . . . . . . . . . . . . . . . . . . . .   6
      3.14 Telephone Meetings. . . . . . . . . . . . . . . . . .   6

ARTICLE IV:    Notices

      4.1  Method. . . . . . . . . . . . . . . . . . . . . . . .   7
      4.2  Waiver. . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE V:     Officers

      5.1  Number, Qualification, Election and Term. . . . . . .   7
      5.2  Appointment . . . . . . . . . . . . . . . . . . . . .   7
      5.3  Salaries. . . . . . . . . . . . . . . . . . . . . . .   8
      5.4  Vacancy . . . . . . . . . . . . . . . . . . . . . . .   8
      5.5  Resignation . . . . . . . . . . . . . . . . . . . . .   8
      5.6  Chairman of the Board . . . . . . . . . . . . . . . .   8
      5.7  President . . . . . . . . . . . . . . . . . . . . . .   8
      5.8  Vice President. . . . . . . . . . . . . . . . . . . .   9
      5.9  Secretary and Assistant Secretary . . . . . . . . . .   9
      5.10 Assistant Secretary's Duties  . . . . . . . . . . . .   9
      5.11 Treasurer and Assistant Treasurer . . . . . . . . . .  10
      5.12 Duties. . . . . . . . . . . . . . . . . . . . . . . .  10
      5.13 Performance Bonds . . . . . . . . . . . . . . . . . .  10
      5.14 Assistant Treasurer's Duties. . . . . . . . . . . . .  10

ARTICLE VI:    Certificates and Shareholders

      6.1  Issuance and Payment for Shares . . . . . . . . . . .  10
      6.2  Certificates Representing Shares. . . . . . . . . . .  11
      6.3  Signatures. . . . . . . . . . . . . . . . . . . . . .  11
      6.4  Lost Certificates . . . . . . . . . . . . . . . . . .  11
      6.5  Issuance. . . . . . . . . . . . . . . . . . . . . . .  12
      6.6  Closing of Transfer Books . . . . . . . . . . . . . .  12
      6.7  Registered Shareholders . . . . . . . . . . . . . . .  13
      6.8  List of Shareholders. . . . . . . . . . . . . . . . .  13
      6.9  Transfer Agents and Registrars. . . . . . . . . . . .  13
      6.10 Restrictions on Transfer. . . . . . . . . . . . . . .  14

ARTICLE VII:   General Provisions

      7.1  Dividends . . . . . . . . . . . . . . . . . . . . . .  14
      7.2  Reserve Fund. . . . . . . . . . . . . . . . . . . . .  14
      7.3  Checks. . . . . . . . . . . . . . . . . . . . . . . .  14
      7.4  Fiscal Year . . . . . . . . . . . . . . . . . . . . .  15
      7.5  Seal. . . . . . . . . . . . . . . . . . . . . . . . .  15
      7.6  Books and Records . . . . . . . . . . . . . . . . . .  15

ARTICLE VIII:  Amendments. . . . . . . . . . . . . . . . . . . .  15

ARTICLE IX:    Indemnification of Directors and Officers

      9.1  General Provision . . . . . . . . . . . . . . . . . .  16
      9.2  Exception . . . . . . . . . . . . . . . . . . . . . .  16
      9.3  Majority Vote . . . . . . . . . . . . . . . . . . . .  16
      9.4  Reasonable Expenses . . . . . . . . . . . . . . . . .  17
      9.5  Suit for Indemnification. . . . . . . . . . . . . . .  17
      9.6  Court Order . . . . . . . . . . . . . . . . . . . . .  18
      9.7  Prerequisite to Reimbursement . . . . . . . . . . . .  18
      9.8  Witness Expenses. . . . . . . . . . . . . . . . . . .  18
      9.9  Insurance . . . . . . . . . . . . . . . . . . . . . .  19
      9.10 Report to Shareholders. . . . . . . . . . . . . . . .  19

ARTICLE X:     Interest of Directors, Officers and Shareholders.  19

           Amendment to Article X of the By-Laws . . . . . . . .  20

                    UNIVIEW TECHNOLOGIES CORPORATION

                                 BY-LAWS

                                ARTICLE I

                                 OFFICES

     1.1 The principal office of the corporation shall be located in Dallas, Texas.

     1.2 The corporation may also have offices at such other places both within and without the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.

                               ARTICLE II

                        MEETINGS OF SHAREHOLDERS

     2.1 Meetings of shareholders for any purpose may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.2 The annual meeting of shareholders shall be held annually at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting.

     2.3 Special meetings of the shareholders for any purpose or purposes may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors or at the request in writing of shareholders owning ten percent (10%) of all the shares entitled to vote at the meetings. A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

     2.4 Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

     2.5 The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise, provided by statute or by the articles of incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, provided a quorum shall be present or represented thereat, any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice thereof.

     2.6 If a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by law or by the articles of incorporation.

     2.7 Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

     2.8 Unless otherwise provided by the board of directors, no vote on any question before the shareholders' meeting need be by ballot unless the Chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot, each ballot shall state the number of shares voted in the name of the shareholder proxy voting. All votes by ballot at any meeting of shareholders shall be conducted by two judges (who need not be shareholders) who shall, except as otherwise provided by law, be appointed for that purpose by the Chairman of the meeting. The judges shall decide on the qualifications of votes, count the votes and declare the results. The order of business at all meetings of shareholders shall be as determined by the Chairman of the meeting or as may otherwise be determined by the vote of the holders of the majority of the shares of stock present in person or represented by proxy and entitled to vote at the meeting.

     2.9  Any action  required or which  may be  taken at a meeting of the shareholders  may be  taken  without a  meeting  if a consent  in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

     2.10 Subject to the provisions of the Texas Business Corporation Act, shareholders may participate in and hold a shareholders' meeting by means of a conference telephone where all persons participating in the meeting can hear each other and participation by such means shall constitute presence in person at such meeting.

                               ARTICLE III

                                DIRECTORS

     3.1 The business and affairs of the corporation shall be managed by a board of directors. The number of directors which shall constitute the whole board of directors shall be not less than one (1). Such number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of shareholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of shareholders, except as provided in Section 3.2 below, and each director elected shall hold office until his successor shall be elected and qualified. Directors need not be residents of Texas or shareholders of the corporation.

     3.2 Any vacancy occurring in the board of directors may be filled by a majority of the remaining directors, if any, though less than a quorum of the board of directors. If a vacancy occurs in the board of directors, and no other directors exist to elect someone to fill such vacancy, such vacancy shall be filled by election at a special meeting of shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     3.3 The number of directors may be increased or decreased from time to time as provided in these by-laws, but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual or special meeting of shareholders.

     3.4 Any director may be removed either for or without cause at any special meeting of shareholders duly called and held for such purpose.

                   MEETINGS OF THE BOARD OF DIRECTORS

     3.5 Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

     3.6 The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that the shareholders fail to fix the time and place of such first meeting, it shall be held without notice immediately following the annual meeting of shareholders, and at the same place, unless by the unanimous consent of the directors then elected and serving such time or place shall be changed.

     3.7 Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

     3.8 Special meetings of the board of directors may be called by the chairman of the board of directors or the president and shall be called by the secretary on the written request of two (2) directors. Notice of each special meeting of the board of directors shall be given to each director at least ten (10) days before the date of the meeting.

     3.9 Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the articles of incorporation or by the by-laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     3.10 At all meetings of the board of directors a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, unless otherwise specifically provided by law, the articles of incorporation or the by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     3.11 The board of directors, by resolution passed by a majority of the full board, may from time to time designate a member or members of the board to constitute committees, including an executive committee, which committees shall in each case consist of one or more directors and shall have and may exercise such powers as the board may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its actions and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to dissolve any such committee.

     3.12 Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or committee, as the case may be.

     3.13 By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     3.14 Subject to the provisions of the Texas Business Corporation Act, directors may participate in and hold a director's or executive committee meeting by means of a conference telephone where all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

                               ARTICLE IV

                                 NOTICES

     4.1 Any notice to directors or shareholders shall be in writing and shall be delivered personally or mailed to the directors or shareholders at their respective addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to directors may also be given by telegram.

     4.2 Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                ARTICLE V

                                OFFICERS

     5.1 The officers of the corporation shall be elected by the board of directors and shall consist of a president, a vice president, a secretary and a treasurer. The board of directors may also elect a chairman of the board, an assistant president, additional vice presidents, and one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person. Officers of the corporation need not be a member of the board of directors.

     5.2 The board of directors may appoint such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the board by resolution not inconsistent with these by-laws.

     5.3 The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     5.4 The officers of the corporation shall hold office until their successors are elected or appointed and qualified, or until their death or until their resignation or removal from office. Any officer elected or appointed by the board of directors may be removed at any time by the board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

     5.5 Any officer may resign at any time by giving written notice to the board of directors or to the president, vice president or secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                        THE CHAIRMAN OF THE BOARD

     5.6 The chairman of the board, if one be elected, shall preside at all meetings of the board of directors and shall have such other powers and duties as may from time to time be prescribed by the board of directors upon written directions given to him pursuant to resolutions duly adopted by the board of directors.

                              THE PRESIDENT

     5.7 Unless the board of directors determines otherwise, the president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are
carried  into  effect.   He  shall  preside  at  all  meetings   of   the
shareholders. In the event the chief executive officer is other than the president, then the president shall be the chief operating officer of the corporation.

                           THE VICE PRESIDENT

     5.8 The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may time to time delegate.

                 THE SECRETARY AND ASSISTANT SECRETARIES

     5.9 The secretary shall attend all meetings of the board of directors and all meetings of shareholders and record all of the proceedings of the meetings of the board of directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors or the president, under whose
supervision  he  shall  be.   He shall have custody  of  a  seal  of  the
corporation if one is utilized.

     5.10 The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

                 THE TREASURER AND ASSISTANT TREASURERS

     5.11 The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     5.12 The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render the president and the board of directors, at its regular meetings, or when the president or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     5.13 If required by the board of directors, the treasurer shall give the corporation a bond of such type, character and amount as the board of directors may require.

     5.14 The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

                               ARTICLE VI

                      CERTIFICATES AND SHAREHOLDERS

     6.1 The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid. When such consideration shall have been paid to the corporation or to a corporation of which all the outstanding shares of each class are owned by the corporation, the shares shall be deemed to have been issued and the subscriber or shareholders entitled to receive such issue shall be a shareholder with respect to such shares, and the shares shall be considered fully paid and non-assessable.

                    CERTIFICATES REPRESENTING SHARES

     6.2 The shares of the corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

     6.3 The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                            LOST CERTIFICATES

     6.4 The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition
precedent  to  the  issuance  thereof,  may  prescribe  such  terms   and
conditions as it deems expedient and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

     6.5 Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the books of the corporation.

                        CLOSING OF TRANSFER BOOKS

     6.6 For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

                         REGISTERED SHAREHOLDERS

     6.7 The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by laws of Texas.

                          LIST OF SHAREHOLDERS

     6.8 The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

                     TRANSFER AGENTS AND REGISTRARS

     6.9 The board of directors may appoint one or more transfer agents and/or one or more registrars, and may require all certificates of stock to bear the signatures of any of them.

                        RESTRICTIONS ON TRANSFER

     6.10 Subject to the provisions of the Texas Business Corporation Act, the corporation may enter into stock purchase agreements or other agreements containing restrictions on transfer of shares with any shareholder or shareholders as from time to time may seem appropriate; provided, however, that before a restriction on transfer of shares may be imposed the requirements of Articles 2.21 and 2.22 of the Texas Business Corporation Act must be met.

                               ARTICLE VII

                           GENERAL PROVISIONS

                                DIVIDENDS

     7.1 Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors, in its discretion, at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the corporation's own shares, subject to any provisions of the articles of incorporation.

     7.2 Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                 CHECKS

     7.3 All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                               FISCAL YEAR

     7.4 The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                  SEAL

     7.5 The corporation may have a corporate seal, to be in such form as prescribed by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced, provided, that affixing the seal to documents executed on behalf of the corporation shall not be required.

                            BOOKS AND RECORDS

     7.6 The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

                              ARTICLE VIII

                               AMENDMENTS

     The Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by a majority of the whole board of directors at any regular or special meeting. Any future alteration, amendment, or repeal of these Bylaws, which serves to reduce or eliminate any benefit afforded by these Bylaws to any director, officer, employee or agent of the Corporation shall operate prospectively only and shall not affect any such benefit that may have accrued to such person before such amendment is implemented.

                               ARTICLE IX

                INDEMNIFICATION OF DIRECTORS AND OFFICERS

     9.1 Any person named or threatened to be named a defendant or respondent in any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or of any other enterprise which he served as director, officer, employee, agent or similar functionary at the request of the corporation while such person was a director, officer, employee or agent of the corporation, shall be indemnified by the corporation only if it is determined that such person: (a) conducted himself in good faith;
(b) reasonably believed that his conduct was in the corporation's best interest in the case of conduct in his official capacity; or in all other cases, that his conduct was at least not opposed to the corporation's best interest; and (c) had no reasonable cause to believe his conduct was unlawful in the case of any criminal proceeding. The termination of a proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the conduct requirements set forth above.

     9.2 A director, officer, employee or agent of the corporation may not be indemnified under Section 9.1 for obligations resulting from a proceeding; (a) in which such person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in such person's official capacity;
or (b) in which such person is found to be liable to the corporation.

     9.3 The determination that indemnification under Section 9.1 is permissible shall be made; (a) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; (b) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding; (c) by special legal counsel selected by the Board of Directors or a committee of the Board of Directors by vote as set forth in (a) or (b) above, of if such quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or (d) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

     9.4 The corporation shall indemnify a director, officer, employee or agent of the corporation under Section 9.1 against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by such person in connection with the proceeding; provided that if the proceeding was brought by or in behalf of the corporation, the indemnification shall be limited to reasonable expenses actually incurred by such person in connection with the proceeding. Determination as to reasonableness of expenses shall be made in the same manner as to the determination that indemnification is permissible; provided that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses shall be made in the manner specified by (c) of Section 9.3 for the selection of special legal counsel.

     9.5 The corporation shall indemnify any director, officer, employee or agent of the Corporation against reasonable expenses incurred by him in connection with a proceeding in which he is a party because he is a director, officer, employee or agent of the corporation if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. If, in a suit for such indemnification, a court of competent jurisdiction determines that such director, officer, employee or agent of the corporation is entitled to indemnification under this Section 9.5, the corporation shall indemnify such person as the court shall order and also shall reimburse such person for expenses incurred in securing such indemnification as the court shall award.

     9.6 If a court of competent jurisdiction determines that a director, officer, employee or agent of the corporation is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the conduct requirements set forth in Section
9.1 or has been adjudged liable in the circumstances described in Section 9.2, the corporation shall indemnify such person as such court determines is proper and equitable; provided that such court shall have limited such indemnification to reasonable expenses if the proceeding is brought by or in behalf of the corporation or if such person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in such person's official capacity.

     9.7 Reasonable expenses incurred in connection with a proceeding by a director, officer, employee or agent of the corporation who was, is or is threatened to be made a named defendant or respondent in a proceeding shall be promptly paid or reimbursed by the corporation after the corporation has received a written affirmation by such person of such person's good faith belief that such person has met the conduct requirements set forth in Section 9.1 and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed if it is ultimately determined that such person has not met those requirements.
Such undertaking shall be an unlimited general obligation of such director, officer, employee or agent, but such undertaking need not be secured and may be accepted by the corporation without reference to such person's ability to make repayment.

     9.8 The corporation shall pay or reimburse expenses incurred by a director, officer, employee or agent of the corporation in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

     9.9 The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee, agent or similar functionary of any other enterprise, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this Article IX.

     9.10 Any indemnification of or advance of expenses to a director, officer, employee or agent of the corporation in accordance with this
Article IX shall be reported in writing to the shareholders of the corporation with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a unanimous consent to action without a meeting pursuant to Section 2.9 and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

                                ARTICLE X

            INTEREST OF DIRECTORS, OFFICERS AND SHAREHOLDERS

      The corporation may enter into contracts or transact business with one or more of its directors, officers or shareholders, or with any corporation, firm or association in which any of its directors or officers are shareholders, directors, officers or employees, or are otherwise interested; and no such contract or other transaction shall be void or voidable or otherwise affected by reason of such ownership or directorship or office in such corporation or such interest in such other firm, corporation or association, notwithstanding that the vote of such director or directors shall have been necessary to authorize, approve, ratify or otherwise obligate the corporation upon such contract or transaction; provided, however, that the fact of such interest shall be fully disclosed or otherwise known to the board of directors at a meeting of the board of directors which acts upon or in reference to such contract or transaction.

                  AMENDMENT TO ARTICLE X OF THE BY-LAWS

      The area of business interest of the Company is all aspects of the entertainment business excluding personal appearances, acting, recording or similar opportunities by the officers or directors, including Donald
C. Osmond, in their capacity as a performing artist or entertainer and excluding film, video and live event production services offered by Nightstar, Inc. for hire. All business opportunities within such area of business interest which come to the attention of any officer or employee of the Company must be disclosed promptly to the Company and made available to the Company. All business opportunities within such area of business interest which come to the attention of any director of the Company, who is not also a paid officer or employee of the Company, as a result of their position as a director of the Company, shall be disclosed promptly to the Company and made available to the Company. The Board of Directors may reject any business opportunity presented to the Company, and the officer or director of the Company who made such business opportunity available to the Company may thereafter avail himself (herself) of such opportunity. Further, any officer or director of the
Company who has engaged in a specific business project within the Company's area of business interest prior to the date such person first becomes an officer and/or director of the Company, shall be free to continue to engage in such specific business project if such business project is disclosed to the Company before such person joins the Company. The person presenting a business opportunity to the Company for acceptance or rejection shall, if he is a director of the Company, be prohibited from voting as a director of the Company on such acceptance or rejection. The provisions of this resolution shall also be applicable to "Affiliates" of officers and directors of the Company to the same extent as such provisions are applicable to such officer and/or director. For purposes of this resolution, the term "Person" shall mean an individual, corporation, association, partnership, or other entity. Notwithstanding anything to the contrary provided in the Company's Articles of Incorporation or By-Laws as now or hereinafter in effect, this portion of
Article X of the By-Laws may not be deleted, changed or amended in the future without the unanimous approval of those persons who are directors of the Company at the time of such proposed deletion, amendment or change and the vote or concurrence of the holders of shares of the Company having a majority of the votes entitled to be cast thereon. All Articles of the By-Laws except Article X may be amended, altered or changed by the Board of Directors without shareholder approval.